UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2011

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Amendment to Senior Secured Credit Facilities

On June 1, 2011, Catalent Pharma Solutions, Inc. (the “Company”), certain lenders, and Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender, entered into Amendment No. 1 (“Amendment No. 1”) amending the Credit Agreement, dated as of April 10, 2007 (the “Closing Date”), among the Company (f/k/a Cardinal Health 409, Inc.), PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender and the other lenders as parties thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”), in order to, among other things, extend the maturity for certain Revolving Credit Loans and Revolving Credit Commitments under the Credit Agreement.

Amendment No. 1 received the requisite consent of lenders holding a majority of the outstanding Commitments and Loans under the existing Facilities.

In particular, Amendment No. 1 amended the Credit Agreement to:

•

convert $200,250,000 of Revolving Credit Commitments and Revolving Credit Loans into new Revolving Tranche-2 Commitments and Revolving Tranche-2 Loans with the consent solely of those Revolving Credit Lenders agreeing to convert their Revolving Credit Commitments and/or Revolving Credit Loans.

•

extend the final maturity date of the converted Revolving Credit Commitments and Revolving Credit Loans, with the consent solely of those Revolving Credit Lenders that agreed to convert their Revolving Credit Commitments and/or Revolving Credit Loans, to the earliest of the following dates:

•	the ninth anniversary of the Closing Date;

•	the 91st day prior to the maturity of the Senior Notes or any Permitted Refinancing thereof; provided such Senior Notes have an outstanding aggregate principal amount in excess of $100,000,000;

•

the 91st day prior to the maturity of the Senior Subordinated Notes or any Permitted Refinancing thereof; provided such Senior Subordinated Notes have an outstanding aggregate principal amount in excess of $40,000,000;

•

the 91st day prior to the Maturity Date with respect to the Dollar Term Loans, the Euro Term Loans or Incremental Term Loans ; provided such Dollar Term Loans, the Euro Term Loans and the Incremental Term Loans have an outstanding aggregate principal amount in excess of $345,000,000;

•

the 91st day prior to the maturity of any unsecured Indebtedness for borrowed money incurred after the Amendment No. 1 Effective Date that has a scheduled maturity date earlier than the 91st day following the ninth anniversary of the Closing Date; provided such Indebtedness for borrowed money has an outstanding aggregate principal amount in excess of $100,000,000;

•

the sixth anniversary of the Closing Date or if later, the first day on which the event described in the following proviso occurs; provided that the aggregate principal amount of the Senior Notes (or any Permitted Refinancing thereof) prepaid, repaid, redeemed, purchased, defeased or otherwise satisfied other than with proceeds of debt financing (excluding any Revolving Credit Facility) or Permitted Equity Issuance since May 25, 2011 exceeds $100,000,000; and

•

the sixth anniversary of the Closing Date or if later, the first day on which the event described in the following proviso occurs; provided that the aggregate principal amount of the Senior Subordinated Notes (or any Permitted Refinancing thereof) prepaid, repaid, redeemed, purchased, defeased or otherwise satisfied other than with proceeds of debt financing (excluding any Revolving Credit Facility) or Permitted Equity Issuance since May 25, 2011 exceeds $40,000,000.

•	set the Applicable Rate with respect to any new Revolving Tranche-2 Commitments and Revolving Tranche -2 Loans in accordance with the table below:

Total Leverage Ratio	Applicable Rate For Base Rate Loans	Applicable Rate For Eurocurrency Rate Loans and Letter of Credit Fees	Commitment Fee Rate
> 5.0:1	2.75%	3.75%	0.50%
< 5.0:1 and > 4.0:1	2.75%	3.75%	0.50%
< 4.0:1	2.50%	3.50%	0.375%

•

provide for future extensions of the maturity date of all or a portion of the Revolving Credit Commitments and Revolving Credit Loans with the consent solely of any Revolving Credit Lender agreeing to such extension.

This summary does not purport to be complete and is qualified by the actual terms of Amendment No. 1 that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (as modified by Amendment No. 1).

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8–K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed as part of this Current Report on Form 8-K.

Exhibit	Description

10.1	Amendment No. 1, dated as of June 1, 2011, relating to the Credit Agreement, dated as of April 10, 2007, among the Company, PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender and other lenders as parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/s/ Samrat S. Khichi
Name:	Samrat S. Khichi
Title:	Senior Vice President, General Counsel and Secretary

Dated: June 7, 2011

EXHIBIT LIST

Exhibit	Description

10.1	Amendment No. 1, dated as of June 1, 2011, relating to the Credit Agreement, dated as of April 10, 2007, among the Company, PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender and other lenders as parties thereto.

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